MORGAN STANLEY REAL ESTATE FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JUNE 1, 2009 - NOVEMBER 30, 2009

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
                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------
                                                                                                   BofA, Merrill
                                                                                                   Lynch, Morgan
                                                                                                   Stanley, J.P.
                                                                                                   Morgan, Wells
                                                                                                 Fargo Securities,
                                                                                                    PNC Capital         Merrill
     Cousins      09/15/09     --     $7.250     $290,000,000        9,440       0.02%    0.20%    Markets LLC,          Lynch
 Properties Inc.                                                                                  Morgan Keegan &
                                                                                                Company, Inc., RBS,
                                                                                                  Piper Jaffray,
                                                                                                      Capital
                                                                                                  One Southcoast

                                                                                                   BofA, Morgan
                                                                                                 Stanley, Goldman,
                                                                                                 Sachs & Co., UBS
                                                                                                 Investment Bank,        Merrill
     Colony       09/23/09     --     $20.00     $250,000,000        7,580       0.02%    0.16%  Calyon Securities        Lynch
 Financial, Inc.                                                                                 (USA) Inc., HSBC,
                                                                                                  JMP Securities,
                                                                                                      Keefe,
                                                                                                 Bruyette & Woods,
                                                                                                RBC Capital Markets
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